UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2004

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14523 SW Millikan Way, Suite 200 Beaverton, OR	97005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.	Other Events

        On March 5, 2004 the Nasdaq Stock Market notified Wilshire Financial Services Group Inc. (the “Company”) that the Company’s application for the listing of its common stock on the Nasdaq National Market has been approved. The Company’s stock previously was traded on the Nasdaq SmallCap Market. Trading of the Company’s stock on the Nasdaq National Market will commence on Wednesday, March 10, 2004, under the trading symbol “WFSG”, the same symbol under which it previously traded.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release dated March 8, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2004	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

99.1	Press release dated March 8, 2004